EXHIBIT 21

                      ZMAX CORPORATION AND SUBSIDIARIES



           Name                               State of Incorporation
           ----                               ----------------------

        ZMAX Corporation                             Delaware

        Century Services, Inc.                       Maryland

        Eclipse Information Systems, Inc.            Illinois